Exhibit 3.1



                              Articles of Amendment
                     Restating the Articles of Incorporation
                                       of
                        Dental Patient Care America, Inc.


         Dental Patient Care America, Inc., a corporation duly organized and existing under the laws of the State of Utah, hereby amends its Articles of Incorporation in accordance with the provisions of ss. 16-10a-1001 et seq. of the Utah Revised Business Corporation Act, as amended, as follows:

         FIRST: The Articles of Incorporation of Dental Patient Care America, Inc. are hereby amended and restated in their entirely as follows:


         FIRST: The name of the corporation is

         DENTAL PATIENT CARE AMERICA, INC.

         SECOND: The nature of the business or objects or purposes to be transacted, promoted or carried on are any lawful activities for which corporations may be organized under the Utah Revised Business Corporation Act.

         THIRD: This corporation is authorized to issue a total of 25,000,000 shares of stock consisting of 20,000,000 shares of common stock with a par value of one mill ($0.001) per share and 5,000,000 shares of preferred stock with a par value of one mill ($0.001) per share.

         The voting powers, rights and privileges vested in the holders of shares of the common stock shall be as provided by the Utah Revised Business Corporation Act without modification in these Articles. The board of directors may issue the preferred stock in one or more series having such preferences, dividends, voting rights and other provisions as the board of directors shall provide by resolution at the time a series of preferred stock is created and designated according to the Utah Revised Business Corporation Act.

         No shareholder of this corporation shall by reason of his holding shares of any class have any preemptive or preferential right to purchase or subscribe to any shares of any class of this corporation, now or hereafter to be authorized, or of any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the board of directors in its discretion from time to time may grant, and at such price as the board of directors in its discretion may fix; and the board of directors may issue shares of any class of this corporation, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

         FOURTH: The corporation is to have perpetual existence.

         FIFTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

         SIXTH: The number of directors of the corporation shall be fixed and regulated by the bylaws. An increase in the number of directors at any time shall be deemed to create vacancies in the board, to be filled in the manner provided by the bylaws. Until otherwise provided, the board of directors of the corporation shall consist of three (3) directors.

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         SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

         To make, alter or repeal the bylaws of the corporation.

         To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

         To fix the amount to be reserved as working capital over and above the capital stock paid in.

         To determine from time to time whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of this corporation (other than the stock ledger), or any of them, shall be opened to inspection of stockholders; and no stockholder shall have any right of inspecting any account book or document of this corporation, except as conferred by statute, unless authorized by a resolution of the stockholders or directors.

         To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

         By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the bylaws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the bylaws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

         When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

         This corporation in its bylaws may confer powers upon its directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon them by statute.

         EIGHTH: In the absence of fraud, no contract or other transaction between this corporation and any other corporation or any partnership or association shall be affected or invalidated by the fact that any director or officer of this corporation is economically or otherwise interested in or is a director, member or officer of such other corporation or of such firm, association or partnership or is a party to or is economically or otherwise interested in such contract or other transaction or in any connected with any person or persons, firm, association, partnership or corporation economically or otherwise interested therein; any director may be counted in determining the existence of a quorum at any meeting of the board of directors of this corporation for the purpose of authorizing any such contract or transaction with like force and effect as if he were not so interested, or were not a director, member or officer of such other corporation, firm, association or partnership.

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         NINTH:

                  A. To the fullest extent permitted by Utah Revised Business Corporation Act, as the same exists or may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit.

                  B. 1. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Utah Revised Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph 2. hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Utah Revised Business Corporation Act requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service, to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director officer is not entitled to be indemnified under this Article or otherwise. The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

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                           2. If a claim under paragraph 1. of this Section is
                  not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Utah Revised Business Corporation Act for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Utah Revised Business Corporation Act, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                           3. The indemnification and advancement of expenses
                  incurred in defending a proceeding, as provided by this Article, shall not be deemed exclusive of any other rights to which those seeking indemnification may have or hereafter acquire under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

                           4. The corporation shall have power to purchase and
                  maintain insurance on behalf of itself and of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any such expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article or as allowed under the Utah Revised Business Corporation Act, as it may exist from time to time.

         TENTH: Meetings of stockholders and directors may be held outside the State of Utah, if the bylaws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Utah at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation. Elections of directors need not be by ballot unless the bylaws of the corporation shall so provide.

         ELEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in these articles of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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         TWELFTH:

                  A. Unless the conditions set forth in clauses l and 2 below are satisfied, there shall be no "Business Transaction," as defined below, between this corporation and a "Related Person", as defined below, except upon the affirmative vote of the holders of eighty percent (80%) of all the shares of stock of this corporation entitled to vote in elections of directors, considered for the purposes of this Article TWELFTH as one class.

                  The approval of eighty percent (80%) of the holders of stock of this corporation shall not be required for those Business Transactions involving a Related Person if (1) the Business Transaction has been approved by two-thirds of the "Continuing Directors" of the corporation, as defined, or (2) all of the following conditions are satisfied:

                           (a) the Business Transaction is a merger or
                  consolidation of the corporation and the amount paid per share to the holders of common stock of the corporation is at least equal in value to the highest amount paid by the Related Person for a share of common stock of the corporation within two years prior to the date such person became a Related Person or in the transaction in which the Related Person became a Related Person (the "Highest Purchase Price");

                           (b) after becoming a Related Person and prior to such
                  merger or consolidation, such Related Person did not acquire any additional shares of voting stock of the corporation; and

                           (c) prior to consummation of the merger or
                  consolidation, such Related Person did not receive any benefits from the corporation (except proportionately as a shareholder) or cause any material change in the corporation's business or equity capital structure.

                                    B. For purposes of this Article TWELFTH, a
                           "Business Transaction" shall mean one of the following transactions involving this corporation and a Related Person (other than where the Related Person is participating proportionately as a shareholder):
                           (a) a merger or consolidation involving the corporation or any of its subsidiaries, (b) the sale, exchange or other disposition by the corporation or any of its subsidiaries of assets constituting more than twenty percent (20%) of the fair market value of the total assets of the entity involved, (c) the purchase or other acquisition by the corporation or any of its subsidiaries of more than twenty percent (20%) of the fair market value of the total assets of the entity involved, (d) the issuance, transfer or other disposition of any securities of the corporation or of any of its subsidiaries, (e) any recapitalization or reclassification of securities of the corporation or other transaction that would have the effect of in creasing the voting power of a Related Person, (f) any liquidation, spin-off or other dissolution of the corporation, and (g) any agreement or other arrangement providing for any of the transactions defined as a Business Transaction.

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                                    A "Related Person" for purposes of this
                           Article shall mean any person or entity which is the "beneficial owner" directly or indirectly of shares of stock of this corporation possessing more than ten percent (10%) of the votes of the outstanding shares of stock of this corporation entitled to vote in the election of directors, considered for the purposes of this Article TWELFTH as one class. For the purpose of this Article TWELFTH, and without limiting the definition of "beneficial owner" or "beneficially own," any corporation, person or other entity shall be deemed to be the "beneficial owner" of or to "beneficially own" any share of stock of the corporation: (a) which it has the right to acquire either immediately or at some future date pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or (b) which is "beneficially owned," directly or indirectly (including shares deemed owned through application of the foregoing clause (a) of this paragraph), by any other corporation, person or other entity either with which it or its "affiliate" or "associate" has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the corporation, or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect from time to time or any successor provision. Also for purposes of this Article TWELFTH, the "outstanding" shares of any class of stock of the corporation shall include shares deemed owned through application of the foregoing clauses (a) and (b) of this paragraph, but shall not include any other shares which may be issuable either immediately or at some future date pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

                                    For purposes of this Article TWELFTH, a
                           "Continuing Director" shall mean a director who was elected by the public shareholders of the corporation prior to the time that the Related Person became a Related Person, or a person elected to succeed a Continuing Director by a majority of the Continuing Directors, so long as such Continuing Directors constitute a majority of the board of directors of the corporation both before and after the Business Transaction.

                           C. This Article TWELFTH may not be amended, nor may
                  it be repealed in whole or in part, until authorized by the favorable vote of not less than eighty percent (80%) of all of the votes entitled to be cast thereon by the holders of the issued and outstanding common stock of the corporation entitled to vote in elections of directors, considered for the purposes of this Article to be a Class, unless at the time any such proposed amendment or repeal is submitted to vote of the shareholders of the corporation entitled to vote there is no Related Person, as defined, in which event this Article TWELFTH may be so amended or repealed by the favorable vote of not less than such number of votes as shall otherwise be required by law at such time to effect such amendment or repeal.

         SECOND: This Amendment was duly adopted by the sole director of the Corporation by unanimous written consent on February 10, 1999.

         THIRD: All shares of the corporation's capital stock are designated as common stock. By unanimous written consent of the sole shareholder on February 10, 1999, representing all of the issued and outstanding shares of the corporation's common stock outstanding as of the date of that action, all of such shares were voted in favor. Thus 100% of the total outstanding shares approved the Amended and Restated Articles of Incorporation

         In witness whereof, Dental Patient Care America, Inc. has caused its corporate seal to be hereunto affixed and the certificate to be signed by Michael Silva, its Chief Executive Officer and Robert Higginson, its Secretary, as of the 15th day of February, 1999.

                                        DENTAL PATIENT CARE AMERICA, INC.

                                        By:  /s/    Michael Silva
                                            ------------------------------------
                                        Michael Silva, Chief Executive Officer

Attest:



By:  /s/  Marlon Berrett       (NO SEAL)
    --------------------------
    Marlon Berrett, Secretary


                            ACKNOWLEDGMENT AND NOTARY



STATE OF UTAH              )
                           : ss.
COUNTY OF SALT LAKE CITY   )

         BE IT REMEMBERED that on the 15th day of February, 1999, personally appeared before me, a Notary Public in and for Salt Lake County, State of Utah, Michael Silva and Marlon Berrett, personally known to be the Chief Executive Officer and the Secretary, respectively, of Dental Patient Care America, Inc., and after being first duly sworn stated that they had duly executed the above Amended and Restated Articles of Incorporation on behalf of Dental Patient Care America, Inc. and did this in their capacities as Chief Executive Officer and Secretary of that corporation, respectively, and that the seal affixed to such Amended and Restated Articles of Incorporation was the corporate seal of Dental Patient Care America, Inc.

         In Witness Whereof, I have hereunto set my hand and seal of office this 15th day of February, 1999.


                                                     /s/   Charlene Johnson
                                                     ---------------------------
                                                     Notary Public
                                                     Residing at: Salt Lake City